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ACQUISITION AGREEMENT
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Between

GENERAL STEEL LIMITED (GSI)

TIANJIN QIU STEEL INVESTMENT (Qiugang)

(as GSI Parties)

MAOMING HENGDA STEEL GROUP LIMITED (Henggang)

BEIJING TIANCHENGHENGLI INVESTMENTS LIMITED

MR. CHENCHAO

(as Henggang Parties)

Dated as of June 25, 2008

This ACQUISITION AGREEMENT (this “Agreement”), dated as of June 25, 2008, by and between GENERAL STEEL LIMITED (“GSI”), TIANJIN QIU STEEL INVESTMENT (“Qiugang”; each Qiugang and General Steel, a “GSI Party”, and collectively, the “GSI Parties”), MAOMING HENGDA STEEL GROUP LIMITED (“Henggang”), BEIJING TIANCHENGHENGLI INVESTMENTS LIMITED and MR. CHEN CHAO (each a Henggang Party, and collectively called the “Henggang Parties”); each of the GSI Parties and the Henggang Parties, a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, Henggang is engaged in the [steel processing business] in Guangdong Province, the PRC (the “Henggang Business”);

WHEREAS, the Henggang Parties intend to sell, and Qiugang, under the arrangements of GSI, intend to purchase all the equity of Henggang;

WHEREAS, subject to the terms and conditions of this Agreement, the Parties wish to complete the acquisition of Henggang under this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Henggang Parties and the GSI Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Certain Defined Terms. For purposes of this Agreement:

“Accounting Regulations” means the accounting laws, statutes, regulations, rules, standards and systems promulgated by any Governmental Authority.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Ancillary Agreements” means Share Transfer Documents.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the PRC.

“Claims” means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letter, claims (including third-party claims), notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

“Contracts” means all contracts, agreements, leases, licenses, sublicenses, commitments, sales and purchase orders and other instruments relating to the Henggang Business.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, tax liens), lease, license, encumbrance, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Employment Contract for Key Employees” means the employment contract to be executed by each Key Employee on or prior to the Closing Date, substantially in the form of Exhibit 5.10(a).

“Employment Contract” means the employment contract to be executed by each Employee on or prior to the Closing Date, substantially in the form of Exhibit 5.10(b).

“Environment” means surface waters, ground waters, soil, subsurface strata and ambient air.

“Environmental Claims” means any Claims relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any and all Actions by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

“Environmental Laws” means all Laws, now in effect and as amended, relating to the Environment, health, safety, natural resources or Hazardous Materials.

“Environmental Permits” means all permits, approvals, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

“Governmental Authority” means any PRC national, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restrictive hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants” under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

“Intellectual Property” means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Inventories” means all raw materials, work-in-process, finished goods, supplies and other inventories related to the Henggang Business, wherever situated.

“Investment Documents” means the documents needed in order to make Tianjin City Daqiuzhuang Metal Sheet Co., Ltd become, in accordance with the terms and conditions of this Agreement, a shareholder of Henggang, which include but are not limited to the Investment Agreement(s) and the new Articles of Associations. “Law” means any PRC national, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” means Intellectual Property licensed to either Henggang Party pursuant to the Henggang Party IP Agreements and used in connection with the Henggang Business.

“Material Adverse Effect” means any circumstance, change in or effect on the Henggang Business or either Henggang Party that, individually or in the aggregate with all other circumstances, changes in or effects on the Henggang Business or such Henggang Party: (a) is materially adverse to the operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Henggang Business or such Henggang Party or (b) is reasonably likely to materially adversely affect the ability of the GSI Parties to operate or conduct the Henggang Business in the manner in which it is currently or contemplated to be operated or conducted by Henggang.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Personal Property” means all machinery, equipment, fixtures, furniture, office equipment, communications equipment, vehicles, spare and replacement parts, ancillary materials and other tangible personal property used or held for use by either Henggang Party at the locations at which the Henggang Business is conducted or otherwise owned or held by either Henggang Party at the Closing Date for use in the conduct of the Henggang Business.

“Receivables” means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Henggang Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

“Real Property” means all buildings, fixtures and improvements erected by Henggang on the site covered by the Land Use Rights of Henggang.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

“RMB” means Renminbi Yuan, the lawful currency of the PRC.

“Henggang Party Intellectual Property” means the Intellectual Property owned by either Henggang Party and used in connection with the Henggang Business, including the Intellectual Property owned by either Henggang Party and commonly used in connection with the Henggang Business.

“Henggang Party IP Agreements” means (a) licenses of Henggang Party Intellectual Property by either Henggang Party to third parties, (b) licenses of Intellectual Property related to the Henggang Business by third parties to either Henggang Party, (c) agreements between such Henggang Party and third parties relating to the development or use of Intellectual Property that are used in connection with the Henggang Business and (d) consents, settlements, decrees, orders, injunctions, judgments or ruling governing the use, validity or enforceability of Henggang Party Intellectual Property.

“Share Transfer Documents” means the documents needed in order to make Qiugang become, in accordance with the terms and conditions of this Agreement, the shareholder of Henggang, which include but are not limited to the Share Transfer Agreement(s) between Qiugang and the Share Transferors.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, payroll, employment, social security, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

SECTION 1.02 Interpretation and Rules of Construction.  In this Agreement, except to the extent that the context otherwise requires:

(i)
when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii)	the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)	whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)	the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)	all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi)	the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii)
any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(viii)	references to a Person are also to its permitted successors and assigns;

(ix)	references to Henggang are also to its subsidiaries;

(x)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE 2

INVESTMENT AND SHARE TRANSFER

SECTION 2.01 Share Transfer.  Upon the terms and subject to the conditions of this Agreement, the current shareholders of Henggang, Beijing Tianchenghengli Investments Limited and Mr. Chen Duo, shall transfer 99% equity of Henggang to Qiugang and the rest 1% equity of Henggang to the institute/person recommended by Qiugang. The total price of the share transfer shall be RMB50 million Yuan, which shall be paid within 3 days after the registration of the share transfer by Qiugang to the aforesaid current shareholders of Henggang (represented by Beijing Tianchenghengli Investments Limited). Such payment shall be made within the PRC.

SECTION 2.02 Assumption and Exclusion of Liabilities.  (a) The Henggang Parties shall retain, and shall be responsible for paying, performing and discharging when due, and the GSI Parties shall not assume or have any responsibility for, all Liabilities of the Henggang Business as of the Closing Date (the “Excluded Liabilities”), including, without limitation:

(i)
all Taxes now or hereafter owed by either Henggang Party or any of its Affiliates, or attributable to the Purchased Assets or the Henggang Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

(ii)	all Losses;

(iii)	all Remediation Fees; and

(iv)	all product liabilities relating to any Inventories and any other products produced, sold, distributed, directly or indirectly, by the Henggang Parties before April 30, 2008.

SECTION 2.03 Others. Liabilities undisclosed by the financial statements under Section 3.05 shall be assumed by Henggang Partiesliabilities disclosed by the financial statements under Section 3.05 shall be assumed by GSI Parties.

SECTION 2.04 Transfer of Subsidiary Companies. The Henggang Parties shall ensure that, prior to the Closing, any and all the equity of Henggang’s subsidiary companies (Maoming Hengda Trading Co., Ltd., Maoming Hengda Steel Trading Co., Ltd., Maoming Hengda Materials Co., Ltd., Maoming Hengda Logistics Co., Ltd. and Maoming Hengxin Economic and Technical Consulting Co., Ltd.) that is hold by Guangzhou Hengda Industrial Group Limited shall be transferred to the GSI Parties for free.

SECTION 2.05 Closing.  Subject to the terms and conditions of this Agreement, the investment and share transfer contemplated by this Agreement shall complete at a closing (the “Closing”) on the day of the satisfaction or waiver of all conditions to the obligations of the Parties set forth in Article 7 (the day on which the Closing takes place being the “Closing Date”).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HENGGANG PARTIES

As an inducement to the GSI Parties to enter into this Agreement, the Henggang Parties hereby, jointly and severally, represent and warrant to the GSI Parties as of the date of this Agreement and as of the Closing Date as follows:

SECTION 3.01 Organization and Capitalization  (a) Each Henggang Party is a company duly organized and validly existing under the laws of the PRC or a citizen of the PRC and has all corporate powers (if applicable) and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) Schedule 3.01(b) sets forth the true and complete information with respect to the registered capital and total amount of investment of Henggang and the respective equity of its shareholders including Henggang. None of the registered capital of Henggang was subscribed to by its shareholders in violation of any preemptive rights. All of the equity interest in Henggang are owned of record and beneficially by its shareholders free and clear of all Emcumbrances.

SECTION 3.02 Authority.  Each Henggang Party has all necessary power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered by each Henggang Party, and (assuming due authorization, execution and delivery by the GSI Parties) constitute legal, valid and binding obligations of the Henggang Party enforceable against the Henggang Party in accordance with their respective terms.

SECTION 3.03 No Conflict.  (a) The execution, delivery and performance by each Henggang Party of this Agreement and each of the Ancillary Agreements to which it is a party do not and will not (i) contravene or conflict with the articles of association of such Henggang Party or any board or shareholder resolutions of such Henggang Party, (ii) (assuming that all of the Consents are obtained) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or contract or other document to which such Henggang Party is a party or by which any portion of the Purchased Assets or the Henggang Business is bound, or (iii) contravene or conflict with any Laws binding upon such Henggang Party.

(b) There is no agreement, contract, commitment or requirement of any kind arising from the prior business relationships between each Henggang Party and any third party that restricts in any way (i) the conduct of the Henggang Business by the Henggang Parties, (ii) the transfer of the Purchased Assets to the GSI Parties pursuant to this Agreement, or (iii) the ownership, use, transfer or disposal of the Purchased Assets by the GSI Parties or the conduct of the Henggang Business by the GSI Parties after the Closing.

SECTION 3.04 Consents and Approvals.  (a) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by each Henggang Party do not and will not require (i) any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described on Schedule 3.04(a)(i) or (ii) any third party consent, approval, authorization or action on the part of the Henggang Party, except as described in Schedule 3.04(a)(ii)(collectively referred to herein as the “Consents”).

(b) Neither Henggang Party knows of any reason why any Consent necessary for the consummation of the transactions contemplated by this Agreement will not be received.

SECTION 3.05 Financial Information.  (a) True and complete copies of the audited balance sheet of the Henggang Business as of April 30, 2008 and the unaudited balance sheet of the Henggang Business as of April 30, 2008, and the related statements of income of the Henggang Business, together with all related notes and schedules thereto (collectively referred to herein as the “Financial Statements”) have been delivered by the Henggang Parties to the GSI Parties. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Henggang Parties, (ii) present fairly the financial condition and results of operations of the Henggang Business as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with all applicable Accounting Regulations applied on a basis consistent with the past practices of the Henggang Partie.

SECTION 3.06 Absence of Undisclosed Liabilities.  Neither Henggang Party has any Liabilities or commitments relating to the Henggang Business, of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (i) those incurred in the ordinary course of business consistent with past practice and which do not and could not, individually or in the aggregate, have a Material Adverse Effect or otherwise prevent or materially delay the GSI Parties or either Henggang Party from performing their obligations under this Agreement or (ii) as disclosed and accrued for or reserved against in the Financial Statements.

SECTION 3.07 No Actions.  There are no Actions by or against the Henggang Party or affecting any of either Purchased Assets or the Henggang Business pending before any Governmental Authority (or, to the best knowledge of each Henggang Party after due inquiry, threatened to be brought by or before any Governmental Authority). Neither Henggang Party nor any of its assets or property, including, without limitation, the Purchased Assets, is subject to any Governmental Order (nor, to the best knowledge of each Henggang Party after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) [which has or has had a Material Adverse Effect] or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

SECTION 3.08 Compliance with Laws. (a) The Henggang Parties have conducted and continue to conduct the Henggang Business in accordance with all Laws and Governmental Orders applicable to the Henggang Parties, the Purchased Assets or the Henggang Business, and neither Henggang Party is in violation of any such Law or Governmental Order.

(b) The Henggang Parties have all governmental licenses, permits and authorizations necessary to carry on the Henggang Business (collectively referred to herein as the “Permits”), as it is now being conducted.

SECTION 3.09 Environmental Matters.  (a)  Henggang has obtained all Environmental Permits necessary for the Henggang Business. Each Henggang Party has been since the date of its establishment, and is, in compliance with all requirements in such Environmental Permits and all Environmental Laws in connection with the Henggang Business. Copies of all Environmental Permits have been provided to the GSI Parties. All past non-compliance with such environmental laws and regulations has been resolved without any pending, on-going or future obligation, cost or liability. To the best knowledge of each Henggang Party after due inquiry, except as set forth in Schedule 3.10(a), there are no environmental laws, regulations, rules or standards proposed for adoption or implementation with which either Henggang Party would not be in compliance.

(b) Since the date of establishment of Henggang, there has been no Release of any Hazardous Material on, at, to, or from any of the real property used in the Henggang Business.

(c) There are no Environmental Claims pending or threatened against either Henggang Party relating to the Henggang Business, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

(d) Neither Henggang Party has any actual or alleged Liability relating to the Henggang Business, whether fixed or contingent, under any Environmental Law.

SECTION 3.10 Material Contracts.  (a)  Schedule 3.10 lists all Contracts that are material to the Henggang Business, including, but not limited to, all contracts likely to involve a consideration in excess of [RMB200,000] over the remaining term of the contract (the “Material Contracts”).

(b) Neither Henggang Party is in breach of, or default under, any Material Contract to which it is a party.

SECTION 3.11 Intellectual Property.  (a) Schedule 3.11(a) lists a brief description, including a complete identification, of material Henggang Party Intellectual Property and Henggang Party IP Agreements. The Henggang Party Intellectual Property and Licensed Intellectual Property constitute all the Intellectual Property used in the conduct of the Henggang Business by the Henggang Parties prior to the Closing, and there are no other items of Intellectual Property that are used in the Henggang Business.

(b) Each Henggang Party is the exclusive owner of the entire and unencumbered right, title and interest in and to its Henggang Party Intellectual Property and its Henggang Party IP Agreements, and each Henggang Party has a valid right to use the Henggang Party Intellectual Property and Licensed Intellectual Property in the ordinary course of the Henggang Business as presently conducted or as contemplated to be conducted.

(c) The use of the Henggang Party Intellectual Property in connection with the Henggang Business as presently conducted or as contemplated to be conducted has not conflicted and will not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights of any third party, and no Actions or Claims are pending or, to the best knowledge of each Henggang Party after due inquiry, threatened against either Henggang Party alleging any of the foregoing.

(d) No Henggang Party Intellectual Property is subject to any outstanding Governmental Order restricting the use of such Henggang Party Intellectual Property or that would impair the validity or enforceability of such Henggang Party Intellectual Property and to the best knowledge of each Henggang Party after due inquiry, the Henggang Party Intellectual Property is valid and enforceable.

(e) Neither the Henggang Party Intellectual Property nor any part thereof has been classified or categorized under any Laws as technology the export of which is prohibited, restricted or otherwise subject to any governmental approval.]

SECTION 3.12 Leased Land Use Rights and Real Property.  (a)  Schedule 3.12(a) lists all the Land Use Rights used in the Henggang Business. The interests of the Henggang Parties in the Land Use Rightst are sufficient for the continued conduct of the Henggang Business by the Henggang after the Closing in substantially the same manner as conducted prior to the Closing, and the Henggang Parties shall give assistance in the Land Use Right registration.

(b) Schedule3.12(b) lists all the Real Property used in the Henggang Business. The interests of the Henggang Parties in the Real Property are sufficient for the continued conduct of the Henggang Business by Henggang after the Closing in substantially the same manner as conducted prior to the Closing, and the Henggang Parties shall give assistance in title registration.

(c) Except as described in Schedule 3.12(c), the use of each parcel of the Land Use Rights and Real Property in the conduct of the Henggang Business as presently conducted or as contemplated to be conducted does not and will not violate any Laws or Governmental Orders or constitute a breach under any agreement or contract to which either Henggang Party is a party.

SECTION 3.13 Assets.  The Henggang Parties have caused all the assets of Henggang to be maintained in accordance with good business practice, and all such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

SECTION 3.14 Employees.  (a) Schedule 3.14(a) lists the name, the date of employment and a description of the position and job function of each current salaried employee, officer or director of Henggang or Henggang who are material for the Henggang Business as it is now being conducted by Henggang (the “Key Employees”).

(b) Schedule 3.14(b) lists the name, the date of employment and a description of the position and job function of each current salaried employee, officer or director of Henggang or Henggang who are identified by the GSI Parties in its sole discretion as necessary for the operation of the Henggang Business other than those listed on Schedule 3.14(a) (the “Employees”).

(c) All directors, officers, management employees, and technical and professional employees of each of Henggang and Henggang are under written obligation to Henggang or Henggang, as the case may be, to maintain in confidence all confidential or proprietary information in connection with the Henggang Business acquired by them in the course of their employment.

SECTION 3.15 Social Benefits Matters.  Except as disclosed in Schedule 3.15, each Henggang Party has complied with all applicable Laws relating to social benefits obligations in respect of all individuals engaged in the Henggang Business, including without limitation, pension, medical insurance, work-related injury insurance, maternity insurance, unemployment insurance and public housing reserve fund (collectively, “Social Benefits”). Except as disclosed in Schedule 3.15, (i) all contributions or payments required to be made by either Henggang Party with respect to any Social Benefits have been made on or before their due dates, and (ii) all such contributions or payments required to be made by any Employees of either Henggang Party with respect to any Social Benefits have been fully deducted and paid to the relevant Governmental Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any Employees of the Henggang Party.

SECTION 3.16 Labor Matters.  There are no controversies, slowdowns or work stoppages pending or, to the knowledge of each Henggang Party, threatened, between each Henggang Party and any of its employees employed in connection with the Henggang Business, and neither Henggang Party has experienced any such controversy, slowdown or work stoppage since the date of establishment of Henggang. Except as disclosed in Schedule 3.20, there are no unfair labor practice complaints pending or, to the knowledge of each Henggang Party, threatened, against either Henggang Party.

SECTION 3.17 Certain Interests.  No stockholder, officer or director of each Henggang Party and to the best knowledge of each Henggang Party after due inquiry, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

(a) has any direct or indirect financial interest in any competitor, supplier or customer of either Henggang Party or the Henggang Business;

(b) owns, directly or indirectly (other than through the ownership of either Henggang Party’s shares), in whole or in part, or has any other interest in any tangible or intangible property which either Henggang Party uses or has used in the conduct of the Henggang Business or otherwise;

(c) has any interest in or is, directly or indirectly, a party to, any Contract;

(d) has any contractual or other arrangement with either Henggang Party or any competitor, supplier or customer of either Henggang Party;

(e) has any cause of action or claim whatsoever against, or owes any amount to, either Henggang Party; or

(f) has any Liability to either Henggang Party.

SECTION 3.18 Taxes. Each Henggang Party has timely filed all returns, documents and certificates required to be filed with respect to Taxes pertaining to the Purchased Assets or the Henggang Business and all Taxes shown thereon as due have been paid. Neither Henggang Party has received from any Governmental Authority any written notice of a material proposed adjustment, deficiency or underpayment of any Taxes pertaining to the Purchased Assets or the Henggang Business, which notice has not been satisfied by payment or been withdrawn.

SECTION 3.19 Insurance.  Except as disclosed in Schedule 3.23, all material assets, properties and risks of each Henggang Party in connection with the Henggang Business are covered in full by insurance policies issued by reputable insurers in the PRC.

SECTION 3.20 Full Disclosure.  (a)  Neither Henggang Party is aware of any facts pertaining to the Henggang Party or the Henggang Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the GSI Parties by either Henggang Party in writing.

(b) No representation or warranty of the Henggang Parties in this Agreement, nor any document, statement or certificate furnished or to be furnished to the GSI Parties pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 3.21 Transfer. The transfer of Henggang and Henggang Business shall be on the basis of “as is” for the time of April 30, 2008.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE GSI PARTIES

SECTION 4.01 Organization.  The GSI Parties is a company duly organized and validly existing under the laws and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.02 Authority.  The GSI Parties has all necessary power and authority to enter into this Agreement and each of the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the GSI Parties, and (assuming due authorization, execution and delivery by each Henggang Party) constitute legal, valid and binding obligations of the GSI Parties enforceable against the GSI Parties in accordance with their respective terms.

SECTION 4.03 No Conflict.  The execution, delivery and performance by the GSI Parties of this Agreement and each of the Ancillary Agreements do not and will not (i) contravene or conflict with the articles of association of the GSI Parties or any board resolutions of the GSI Parties, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or contract or other document to which the GSI Parties is a party, or (iii) contravene or conflict with any Laws binding upon the GSI Parties.

SECTION 4.04 Consents and Approvals.  The execution, delivery and performance of this Agreement and each Ancillary Agreement by the GSI Parties do not and will not require (i) any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described on Schedule 4.04 or (ii) any third party consent, approval, authorization or action on the part of the GSI Parties.

SECTION 4.05 No Actions.  Except as disclosed in a writing notice given to the Henggang Parties by the GSI Parties on the date of this Agreement, no Action by or against the GSI Parties is pending or, to the best knowledge of the GSI Parties after due inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

ARTICLE 5

ADDITIONAL AGREEMENTS

SECTION 5.01 Conduct of the Henggang Business.  (a) From the date hereof until the Closing Date, unless otherwise required by Laws and Governmental Orders applicable to the liquidation and dissolution of Henggang, the Henggang Parties shall conduct the Henggang Business in the ordinary course consistent with past practice, use its best efforts to preserve intact the assets of the Henggang Business and the relationships with third parties of the Henggang Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, each Henggang Party shall:

(i)	continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice;

(ii)	continue in full force and effect without material modification all existing policies of insurance currently maintained in respect of the Henggang Business or the assets of the Henggang Business; and

(iii)	preserve its current relationships with its customers, suppliers and other Persons in connection with the Henggang Business.

From the date hereof until the Closing Date, each Henggang Party shall not:

(i)	acquire a material amount of assets relating to the Henggang Business from any other Person;

(ii)	sell, lease, license or otherwise dispose of any assets except (i) pursuant to existing Contracts or commitments and (ii) in the ordinary course consistent with past practice;

(iii)
sell any Inventories to any third party other than the GSI Parties and its Affiliates at a price lower than the average price of the Inventories of the same kind sold during the two calendar months immediately preceding the date hereof;

(iv)	shorten or lengthen the customary payment cycles for any of its payables or receivables relating to the Henggang Business;

(v)	agree or commit to do any of the foregoing without the written consent of the GSI Parties (which consent shall not be unreasonably withheld).

(b) Any Contracts entered into between either Henggang Party and any third party from the date hereof until the Closing Date shall each contain a provision to the effect that such Henggang Party may assign such Contracts to any Person who acquires the Henggang Business without prior consent of any other party to such Contracts. In the event that the GSI Parties is willing to assume such Contracts, such Contracts shall be assumed by the GSI Parties pursuant to the Assumption Agreement.

(c) From the date hereof until the Closing Date, each Henggang Party will not (i) take or agree or commit to take any action that would make any representation and warranty of such Henggang Party hereunder inaccurate in any respect on, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

(d) From the date hereof until the Closing Date, the Henggang Parties shall furnish to the GSI Parties information with respect to the top twenty (20) suppliers, customers and distributors of the Henggang Business as requested by the GSI Parties, and shall cooperate and use its best efforts to assist the GSI Parties in establishing business relationships with the dealers, distributors, customers, suppliers and service providers of the Henggang Business and any other parties relating to the Henggang Business.

SECTION 5.02 Confidentiality.  Each Henggang Party agrees to, and shall cause its agents, representatives and Affiliates to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of Law, this Agreement and the transactions contemplated hereby, all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Henggang Business and the Henggang Parties, provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Henggang Party, its agents, representatives and Affiliates; and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain.

SECTION 5.03 Approvals and Consents.  Each Henggang Party shall use its best efforts to ii) obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the GSI Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals; iii) prepare and submit to the appropriate Governmental Authorities (or cause Henggang’s liquidation committee to prepare and submit to the appropriate Governmental authorities) all relevant Dissolution Documents; and iv) assist the GSI Parties to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements, including, without limitation, assisting the GSI Parties to obtain approvals listed on Schedule 4.04, and re-register or re-apply for the Permits under or in the name of the GSI Parties.

SECTION 5.04 Notice of Developments. Prior to the Closing, each Henggang Party shall promptly notify the GSI Parties in writing of:

(a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such Henggang Party in this Agreement or which could have the effect of making any representation or warranty of such Henggang Party in this Agreement untrue or incorrect in any respect,

(b) any notice or other communication from any Person alleging or stating that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, is subject to any condition, or has been withheld.

(c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(d) any Action commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such Henggang Party or the Henggang Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.08 or that relate to the consummation of the transactions contemplated by this Agreement.

SECTION 5.05 Excluded Liabilities.  The Henggang Parties shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

SECTION 5.06 Environmental Matters.  From the date hereof until the Closing Date, the Henggang Parties agree to take such actions as may be reasonably requested by the GSI Parties to (a) remedy any non-compliance by the Henggang Parties in respect of the Henggang Business or the Real Property with (i) all applicable Laws relating to the Environment and (ii) all Environmental Permits, and (b) ensure that all past non-compliance with applicable Laws or Environmental Permits have been resolved without any pending, on-going or future Liabilities. The Henggang Parties covenant and agree that all costs, expenses and fees arising from or in connection with such actions (the “Remediation Fees”) shall be paid by the Henggang Parties, and in no event shall any Remediation Fees diminish, directly or indirectly, the value of the Purchased Assets.

SECTION 5.07 No Solicitation.  (a) From the date hereof until the earlier of the Closing Date or the date on which this Agreement is terminated, each Henggang Party agrees that neither such Henggang Party, nor any of its Affiliates, agents or representatives shall, directly or indirectly, encourage, solicit or engage in any discussions, conversations or negotiations with, or provide any information to, any Person concerning the possible acquisition by such third party of all or any part of the Henggang Business or the assets of the Henggang Business (other than Inventory to be sold in the ordinary course of the Henggang Business). The Henggang Parties shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Each Henggang Party agrees promptly to notify the GSI Parties of any contact by any Person with respect to any such possible acquisition. Each Henggang Party agrees not to, without the prior written consent of the GSI Parties, release any Person from, or waive any provision of any confidentiality agreement to which the Henggang Party is a party.

SECTION 5.08 Further Actions.  The Henggang Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

SECTION 5.09 Joint and Several Obligations.  Each of the obligations of the Henggang Parties under this Section 5 shall be joint and several obligations of the Henggang Parties.

ARTICLE 6

TAX MATTERS

SECTION 6.01 Indemnity.  The Henggang Parties shall jointly and severally indemnify and hold harmless the GSI Parties against the following Taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Henggang Parties on or prior to the Closing Date; and (ii) Taxes imposed on the Henggang Parties as a result of any breach of warranty or misrepresentation under Section 3.22.

SECTION 6.02 Transaction Taxes.  The Henggang Parties and the GSI Parties shall each be responsible for paying Taxes assessed against the Henggang Parties or the GSI Parties, as the case may be, arising from, or in connection with, the transactions contemplated by this Agreement pursuant to all applicable Laws.

ARTICLE 7

CONDITIONS TO CLOSING

SECTION 7.01 Conditions to Obligations of the Henggang Parties.  The obligations of the Henggang Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The GSI Parties shall have performed in all material respect all of its obligations hereunder required to be performed by it at or prior to the Closing Date. The representations and warranties of the GSI Parties contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date. Each Henggang Party shall have received a certificate from the GSI Parties to such effect signed by a duly authorized officer thereof;

(b) No Action. No Action shall have been commenced by or before any Governmental Authority against either the Henggang Parties or the GSI Parties, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Henggang Parties, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement;

(c) Resolutions. Each Henggang Party shall have received a true and complete copy of the resolutions duly and validly adopted by the board of directors of the GSI Parties evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and thereby;

(d) Power of Attorney. Each Henggang Party shall have received a Power of Attorney from the GSI Parties certifying the names and signatures of the officers of the GSI Parties authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder; and

(e) Ancillary Agreements. The GSI Parties shall have executed and delivered to each Henggang Party each of the Ancillary Agreements to which the Henggang Party is a party.

SECTION 7.02 Conditions to Obligations of the GSI Parties.  The obligations of the GSI Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. Each Henggang Party shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date. The representations and warranties of each Henggang Party contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date. The GSI Parties shall have received a certificate signed by each Henggang Party to the foregoing effect;

(b) No Action. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Henggang Parties or the GSI Parties, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the GSI Parties, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable the consummation of the transactions contemplated by this Agreement;

(c) Resolutions. The GSI Parties shall have received (i) from Henggang a true and complete copy of the resolution duly and validly adopted at its shareholder meeting duly convened with holders of all of Henggang’s common shares voting in favor evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and thereby; (ii) from Henggang a true and complete copy of the resolution unanimously adopted by its board of directors evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and thereby; and (iii) from its own board of directors a true and complete copy of the resolutions described in Section 7.01(c) above.

(d) Consents and Approvals. The GSI Parties shall have received from each Henggang Party, each in form and substance satisfactory to the GSI Parties in its reasonable, good faith determination, (i) all authorizations, consents, orders and approvals of all Governmental Authorities which the GSI Parties deems necessary or desirable for the liquidation and dissolution of Henggang and the establishment and operation of the NewCo, including, without limitation, all consents and approvals listed on Schedule 3.04(a)(i) and Schedule 4.04; and (ii) all third party consents for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all third party consents and approvals listed on Schedule 3.04(a)(ii);

(e) Ancillary Agreements. Each Henggang Party shall have executed and delivered to the GSI Parties each of the Ancillary Agreements to which it is a party;

(f) Business Relationship. Each Henggang Party shall have used its best efforts, in the GSI Parties’s reasonable, good faith determination, to cause the dealers, distributors, customers, service providers and suppliers of the Henggang Business and any other parties relating to the Henggang Business to establish business relationships with the GSI Parties on terms not less favorable than the existing terms available to the Henggang Party;

(g) Environmental, Health and Safety Assessment. Any environmental, health and safety assessment conducted by or on behalf of the GSI Parties, and any other environmental, health and safety information obtained by the GSI Parties, shall be satisfactory to the GSI Parties (failure by the GSI Parties to notify the Henggang Parties that such assessment and such information are not satisfactory shall be deemed to constitute satisfaction of the condition set forth in this Section 7.02(g));

(h) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

ARTICLE 8

INDEMNIFICATION

SECTION 8.01 Survival of Representations and Warranties.  Subject to the limitations and other provisions of this Agreement, the representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the [third] anniversary of the Closing Date or (i)in the case of Sections 3.10 and 5.04, indefinitely; and (ii) in the case of Section 6.01, until the expiration of the applicable statutory period of limitation, if later.

SECTION 8.02 Indemnification by the Henggang Parties.  The Henggang Parties shall, jointly and severally, defend, indemnify and hold harmless the GSI Parties and its Affiliates from and against any and all losses, liabilities, costs, claims, liens, damages and expenses, including reasonable legal fees and expenses (the “Losses”), arising from or in connection with (i) a breach of any representation or warranty of either Henggang Party contained herein; (ii) any Excluded Liabilities; and (iii) any breach or nonperformance of any covenant or agreement contained herein.

SECTION 8.03 Indemnification by the GSI Parties.

Any delay of the payment under SECTION 2.01 shall be subject to penalty, and the amount of penalty for each day of delay shall be equal to 0.02% of the total amount due

The Henggang Parties shall, jointly and severally, defend, indemnify and hold harmless the GSI Parties and its Affiliates from and against any and all losses, liabilities, costs, claims, liens, damages and expenses, including reasonable legal fees and expenses (the “Losses”), arising from or in connection with (i) a breach of any representation or warranty of either Henggang Party contained herein; (ii) any Excluded Liabilities; and (iii) any breach or nonperformance of any covenant or agreement contained herein.

ARTICLE 9

TERMINATION AND BREACH

SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the GSI Parties if, between the date hereof and the Closing:

(i)	an event or condition occurs that has resulted in a Material Adverse Effect,

(ii)	the representations and warranties of either Henggang Party contained in this Agreement shall not have been true and correct in all material respects when made,

(iii)	either Henggang Party shall not have complied in all material respects with the covenants or agreements contained in this Agreement, or

(iv)
the GSI Parties, acting reasonably and in view of the results of its continuing business, legal, and accounting due diligence regarding the Henggang Business, determines that the Purchased Assets have materially deteriorated in value between the date of this Agreement and the Closing, or are likely to materially deteriorate in value shortly after the Closing Date due to factors outside the control of the GSI Parties;

(b) by either the Henggang Parties on the one side or the GSI Parties on the other side if the Closing shall not have occurred within six (6) months from the date hereof; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to the Henggang Parties on the one side or the GSI Parties on the other side whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Henggang Parties on the one side or the GSI Parties on the other side in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

(d) by the mutual written consent of the Henggang Parties and the GSI Parties.

For the purposes of Sections 9.01(b) and (c) above, the Henggang Parties shall be deemed as one Party.

SECTION 9.02 Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except (a) as set forth in Section 5.04, Section 8 and Section 10.01 and (b) that nothing herein shall relieve any Party from liability for any breach of this Agreement.

SECTION 9.03 Breach.  In the event a Party hereto breaches this Agreement, it shall bear the liabilities arising from such breach in accordance with this Agreement and the applicable Laws.

ARTICLE 10

GENERAL PROVISIONS

SECTION 10.01 Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 10.02 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by responsible overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

(a)	if to Henggang:

_________________
_________________

Telecopy: ___________________
Attention: ___________________

(b)	if to other Henggang Parties:

_________________
_________________

Telecopy: ___________________
Attention: ___________________

(c)	if to the GSI Parties:

_________________
_________________

Telecopy: ___________________
Attention: ___________________

SECTION 10.03 Public Announcements.  No Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other Parties, and the Parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

SECTION 10.04 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 10.05 Entire Agreement. This Agreement, the Exhibits and the Schedules attached hereto and the Ancillary Agreements constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Henggang Parties and the GSI Parties with respect to the subject matter hereof and thereof.

SECTION 10.06 Waiver. Either the Henggang Parties on the one side or the GSI Parties on the other side may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other Parties contained herein provided, however, that the Henggang Parties may not grant such extension or waiver to each other. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 10.07 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Henggang Parties and the GSI Parties or (b) by a waiver in accordance with Section 10.06.

SECTION 10.08 Assignment and Succession. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Henggang Parties and the GSI Parties (which consent may be granted or withheld in the sole discretion of the Henggang Parties or the GSI Parties). The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

SECTION 10.09 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of either Henggang Party, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 10.10 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the PRC.

SECTION 10.11 Dispute Resolution.  (a) Any dispute arising from the execution of, or in connection with, this Agreement shall be settled through friendly consultation between the Parties hereto. The claiming Party (the “Claimant”) shall promptly notify the other Party(-ies) (the “Respondent”) in a dated notice that a dispute has arisen and describe the nature of the dispute. If no settlement can be reached through such consultation within sixty (60) days after the date of such notice of dispute, any Party may refer the matter to [the China International Economic and Trade Arbitration Commission (the “Commission”)], for final arbitration in [Beijing] by an arbitration tribunal according to [the Arbitration Rules of the China International Economic and Trade Arbitration Commission] (the “Rules”) and this Section 10.11.

(b) The arbitration tribunal shall consist of one arbitrator, whom shall be appointed by the mutual written agreement of the Claimant and the Respondent. If the Claimant and the Respondent fail to agree on the choice of the arbitrator within the time period set by the then effective Rules, the relevant appointment shall be made promptly by the Commission.

(c) In rendering his or her decision, the arbitrator shall consider the intention of the Parties hereto insofar as it can be ascertained from this Agreement.

(d) The English language (with Chinese translation) shall be used in all arbitral proceedings and related documentation, unless otherwise agreed by the Parties.

(e) The award of the arbitration tribunal established pursuant to this Section 10.11 shall be in writing and final and binding upon the Parties and may be enforced, if necessary, in any court of competent jurisdiction. The Parties shall use their best efforts to effect the prompt execution of any such award and shall render whatever assistance as may be necessary to this end. The losing Party shall be responsible for the costs of the Commission, the fees of the arbitration, the expenses of the arbitration proceedings, and all costs and expenses of enforcement of any arbitral award. The arbitration tribunal shall make an award as to the respective Parties’ costs not otherwise specified in this Section 10.11.

(f) The foregoing provisions in this Section 10.11 shall not preclude the Parties from applying for any preliminary or injunctive remedies available for any purpose, including, but not limited to, securing the subsequent enforcement of an arbitration award.

SECTION 10.12 Effectiveness.  This Agreement shall become effective on the date on which this Agreement has been executed by the Henggang Parties and the GSI Parties.

SECTION 10.13 Language. This Agreement is signed in both English and Chinese.

SECTION 10.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the Henggang Parties and the GSI Parties have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

GENERAL STEEL LIMITED

TIANJIN QIU STEEL INVESTMENT

MAOMING HENGDA STEEL GROUP LIMITED

BEIJING TIANCHENGHENGLI INVESTMENTS LIMITED

MR. CHEN CHAO